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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 28, 2000
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                             WESTPOINT STEVENS INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


                 0-21496                                 36-3498354
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        (Commission File Numbers)          (I.R.S. Employer Identification Nos.)


         507 WEST TENTH STREET
          WEST POINT, GEORGIA                              31833
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(Address of Principal Executive Offices)                (Zip Code)


                                 (706) 645-4000
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              (Registrants' Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.

         On June 28, 2000, WestPoint Stevens Inc. released a press release announcing that its Board of Directors approved a projected new Eight-Point Program to guide its performance in a global economy. Additionally WestPoint announced that its Board of Directors approved a $195 million pre-tax restructuring charge ($125 million net of taxes) to cover the cost of implementing the Eight-Point Program in the second, third and fourth quarters of 2000. Approximately $147 million of the charge relates to non-cash items, and $48 million of the charge will be in cash.

Item 7.  Financial Statements and Exhibits.

         (c) The exhibits shall be furnished in accordance with the provisions of Item 601 of Regulation S-K.

Exhibit No.          Exhibit
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99.1                 Press Release dated June 28, 2000




























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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           WESTPOINT STEVENS INC.
                                           (Registrant)


                                           By /s/ Christopher N. Zodrow
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                                              Christopher N. Zodrow
                                              Vice President and Secretary

Date: June 30, 2000